Exhibit 16.1



August 9, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read the statements made by Mid-Power Service Corporation (formerly Caplan Corporation), Commission File No. 2-85602-D (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of August, 2001. We agree with the statements concerning our firm in such Form 8-K.


Very truly yours,

/s/ Mann Frankfort Stein & Lipp

Mann Frankfort Stein & Lipp CPAs, L.L.P.